EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-233292 and 333-249324 of HarborOne Bancorp, Inc. on Form S-8 of our report dated June 17, 2021, appearing in this Annual Report on Form 11-K of the HarborOne 401(k) Plan for the year ended December 31, 2020.

Canton, Massachusetts

June 17, 2021